                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                          HUGOTON ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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
                           HUGOTON ENERGY CORPORATION
                             301 NORTH MAIN STREET
                                   SUITE 1900
                             WICHITA, KANSAS 67202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, MAY 15, 1997

To our Stockholders:

         The Annual Meeting of Stockholders of Hugoton Energy Corporation (the "Company"), a Kansas corporation, will be held at the NationsBank Financial Center Auditorium, lower level, 100 N. Broadway, Wichita, Kansas 67202 on Thursday, May 15, 1997, at 2:00 p.m., local time, for the following purposes:

         (1)     To elect two Class II directors to the Board of Directors;

         (2) To approve the Hugoton Energy Corporation Amended and Restated 1995 Stock Option Plan;

         (3) To approve a Nonstatutory Stock Option Agreement between the Company and Jay W. Decker dated September 8, 1996;

         (4) To ratify the appointment of Ernst & Young LLP as the independent accountants of the Company for the fiscal year ending December 31, 1997; and

         (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 4, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

         You are requested to forward your proxy in order that you will be represented at the Annual Meeting, whether or not you expect to attend in person. Any stockholder giving the proxy enclosed with the proxy statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the Annual Meeting, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote.

         A Proxy Statement, proxy card and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1996, accompany this Notice of Annual Meeting of Stockholders.

                                        By Order of the Board of Directors


                                        /s/ FLOYD C. WILSON

                                        FLOYD C. WILSON
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

April 30, 1997

                           HUGOTON ENERGY CORPORATION
                                 301 NORTH MAIN
                                   SUITE 1900
                             WICHITA, KANSAS 67202

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1997

INTRODUCTION

         This Proxy Statement is being furnished to stockholders of Hugoton Energy Corporation, a Kansas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") to be voted at the Annual Meeting of Stockholders of the Company to held at the NationsBank Financial Center Auditorium, lower level, 100 N. Broadway, Wichita, Kansas 67202 on Thursday, May 15, 1997, at 2:00 p.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent or given to stockholders is April 30, 1997. The principal executive offices of the Company are located at 301 North Main, Suite 1900, Wichita, Kansas 67202.

RIGHT TO REVOKE PROXY

         Any proxy executed and returned by a stockholder may be revoked at any time by filing with the Secretary of the Company a written notice of revocation prior to the vote to be taken at the Annual Meeting, by executing a proxy bearing a later date which is presented at the Annual Meeting or by attending the Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. In the absence of such revocation, shares represented by proxy will be voted at the Annual Meeting. It is the intention of the persons named in the accompanying proxy to vote such proxies for each of the nominees for director and for the other matters as noted thereon unless the authority to vote is withheld.

BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

         In addition to solicitation by mail, the directors, officers and employees of the Company, who will receive no compensation in excess of their regular salaries, may solicit proxies from stockholders by personal interview, telephone, telegram or otherwise. The Company will bear the costs of the solicitation. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record voting securities of the Company for forwarding of solicitation materials to the beneficial owners thereof. The Company will, upon request, reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

SHARES OUTSTANDING, VOTING RIGHTS AND VOTING PROCEDURES

         Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The only voting stock of the Company outstanding is its common stock, no par value (the "Common Stock"), of which 19,763,911 shares were outstanding of record as of the close of business on April 4, 1997. Each share of Common Stock is entitled to one vote. An automated system administered by the Company's transfer agent shall be used to tabulate the votes.

         The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. For each matter to be voted on by the stockholders, abstentions are counted in determining whether a quorum is present but are not treated as either a vote for or against a proposal. Unvoted positions in a brokerage account ("broker non-vote") are considered as not voted for purposes of calculating the fulfillment of the quorum requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 17, 1997 by (i) each person who is known by the Company to be the beneficial owner (as determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended) of more than 5% of the outstanding Common Stock; (ii) each director or nominee for director, (iii) each of the officers named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group.

                                                              Number of Shares         Percent
 Name and Address                                            Beneficially Owned      Beneficially
 of Beneficial Owner                                          at April 17, 1997          Owned
 -------------------                                          -----------------          -----
 Floyd C. Wilson                                                 4,282,541(1)            21.5%
 301 North Main, Suite 1900
 Wichita, Kansas 67202

 Comdisco, Inc.                                                  3,859,820(2)            19.5%
 6111 No. River Road
 Rosemont, IL 60018

 First Reserve Corporation                                       4,268,441(3)            21.6%
 475 Steamboat Road
 Greenwich, CT 06830

 Cramer Rosenthal McGlynn, Inc.                                  1,423,934(4)            7.2%
 707 Westchester Avenue
 White Plains, NY 10604

 Alan J. Andreini                                                   65,000(5)               *

 Stephen Berger                                                     21,000(6)               *

 David S. Elkouri                                                   51,000(7)               *

 Jonathan S. Linker                                                 28,500(8)               *

 William E. Macaulay                                              5,000(3)(9)               *

 John T. McNabb, II                                                71,000(10)               *

 W. Mark Womble                                                    62,131(11)               *

 Jay W. Decker                                                    318,230(12)             1.6%

 Randall K. Click                                                  19,125(13)               *

 Dallas W. Dobbs                                                   23,822(14)               *

 Directors and executive officers as a group (14 persons)      13,233,234(15)             65.2%

 *       Represents less than 1%

(1) Does not include 135,750 shares currently owned by Mr. Wilson but which are subject to an agreement with the Company pursuant to which Mr. Wilson is required to contribute to the Company the number of shares necessary to satisfy the exercise of certain of the options previously granted by the Company in exchange for receipt of the exercise price therefor. See "Stock Option Plans" and "Additional Option Agreements". Includes 100,000 shares held by Mr. Wilson's wife and 100,000 shares held by a family limited partnership, of which Mr. Wilson and his wife are general partners and his children are limited partners. Also includes 204,626 shares held by The Wilson Foundation, 5,991 shares allocated to Mr. Wilson pursuant to the Company's 401(k) Profit Sharing Plan (based on a plan statement dated as of 9/30/96), and 150,000 shares issuable pursuant to presently exercisable options granted to Mr. Wilson pursuant to stock option agreements with the Company. See "Stock Option Plans -- 1995 Stock Option Plan".

(2) As an executive officer of Comdisco, Inc., Mr. Andreini shares voting and investment power of the shares owned by Comdisco, Inc. Mr. Andreini disclaims beneficial ownership of the Company Common Stock owned by Comdisco, Inc.

(3) First Reserve Corporation owns no shares of the Company's Common Stock directly but, as the managing general partner of the entities named below, it shares voting and investment power over such shares with such entities. First Reserve Corporation is the managing general partner of First Reserve Secured Energy Assets Fund, Limited Partnership ("FRSEA"), First Reserve Fund V, Limited Partnership ("Fund V"), American Gas & Oil Investors, Limited Partnership ("AmGO") and AmGO II, Limited Partnership ("AmGO II"). The address of each of such entities is the address of First Reserve Corporation. Through their ownership of shares of First Reserve Corporation, Mr. Macaulay and Mr. John A. Hill may be deemed to share beneficial ownership of the shares shown as owned by First Reserve Corporation. Messrs. Macaulay and Hill disclaim beneficial ownership of such shares. The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 17, 1997:

                                   NUMBER OF SHARES             PERCENT
                                  BENEFICIALLY OWNED         BENEFICIALLY
             NAME                 AT APRIL 17, 1997              OWNED
             ----                 -----------------              -----
 Fund V ...................           2,138,802                  10.8%

 FRSEA ....................           1,727,896                   8.7%

 AmGO .....................             387,437                   2.0%

 AmGO II ..................              14,306                   0.1%

(4) As disclosed on the latest Schedule 13G, dated as of May 1, 1996, filed with the Securities and Exchange Commission.

(5) Includes 15,000 shares issuable upon exercise of options granted to Mr. Andreini pursuant to stock option agreements with the Company. See "Nonemployee Directors' Stock Option Plan".

(6) Represents 21,000 shares issuable upon exercise of options granted to Mr. Berger pursuant to stock option agreements with the Company. See "Nonemployee Directors' Stock Option Plan".

(7) Includes 46,000 shares issuable upon exercise of options granted to Mr. Elkouri pursuant to stock option agreements with the Company. See "Nonemployee Directors' Stock Option Plan" and "Additional Option Agreements". Includes 4,000 shares owned by The David S. and Debbi C. Elkouri Foundation and 1,000 shares owned by The David S. Elkouri Rollover IRA.

(8) Includes 5,000 shares issuable upon exercise of options granted to Mr. Linker pursuant to stock option agreements with the Company. See "Nonemployee Directors' Stock Option Plan".

(9) Represents 5,000 shares issuable upon exercise of options granted to Mr. Macaulay pursuant to stock option agreements with the Company. See "Nonemployee Directors' Stock Option Plan".

(10) Represents 71,000 shares issuable upon exercise of options granted to Mr. McNabb pursuant to stock option agreements with the Company. See "Nonemployee Directors' Stock Option Plan" and "Additional Option Agreements".

(11) Includes 57,500 shares issuable upon exercise of options granted to Mr. Womble pursuant to stock option agreements with the Company. See "Stock Option Plans --1993 Stock Option Plan and 1995 Stock Option Plan". Includes 3,251 shares acquired pursuant to the Company's 401(k) Profit Sharing Plan (based on a plan statement dated as of 9/30/96).

(12) Includes 93,750 shares issuable upon exercise of options granted to Mr. Decker pursuant to stock option agreements with the Company, 31,250 shares of which are pursuant to a stock option agreement which has not yet been approved by the stockholders of the Company. See "Additional Option Agreements".

(13) Represents 17,500 shares issuable upon exercise of options granted to Mr. Click pursuant to stock option agreements with the Company. See "Stock Option Plans -- 1993 Stock Option Plan and 1995 Stock Option Plan". Includes 1,625 shares acquired pursuant to the Company's 401(k) Profit Sharing Plan (based on a plan statement dated as of 9/30/96).

(14) Represents 20,625 shares issuable upon exercise of options granted to Mr. Dobbs pursuant to stock option agreements with the Company. See "Stock Option Plans -- 1993 Stock Option Plan and 1995 Stock Option Plan". Includes 3,097 shares acquired pursuant to the Company's 401(k) Profit Sharing Plan (based on a plan statement dated as of 9/30/96).

(15) Includes 567,625 shares issuable upon exercise of options under the 1993 Option Plan, the 1995 Option Plan and the Additional Option Agreements, including 135,750 of the shares referenced in (1) above. Includes 88,000 shares issuable upon exercise of options under the Amended and Restated 1993 Nonemployee Directors' Stock Option Plan. Also includes shares held by Comdisco, Inc. and partnerships for whom First Reserve Corporation is the managing general partner.

BOARD OF DIRECTORS

         The Board is divided into three classes with terms of office of the classes ending in successive years after the annual meetings of stockholders in such years. Set forth below is certain information regarding the directors of the Company.



                              YEAR FIRST
                              SERVED AS
                             DIRECTOR OF                             BUSINESS EXPERIENCE
            NAME             THE COMPANY       AGE                 DURING PAST FIVE YEARS
            ----             -----------       ---                 ----------------------
                                                    CLASS I DIRECTORS
                                                (TERMS EXPIRING IN 1998)
  Alan J. Andreini (1)           1995          50      Executive Vice President of Comdisco, Inc., a corporation
                                                       which provides high technology asset management and continuity services, since 1994. From 1980 until 1994, he was a Senior
                                                       Vice President of Comdisco, Inc. Mr. Andreini is also a
                                                       director of Comdisco, Inc.

  David S. Elkouri (1)           1993          43      Member in the law firm of Hinkle, Eberhart & Elkouri, L.L.C.,
                                                       Wichita, Kansas, since 1986.

  John T. McNabb, II (1)         1993          52      Chief Executive Officer and director of Growth Capital
                                                       Partners, Inc., a merchant banking firm, since April 1992.
                                                       Prior to such time, he was a Managing Director and a board member of BT Southwest, Inc., a wholly-owned subsidiary of
                                                       Bankers Trust New York Corporation, a merchant banking firm, beginning in July 1990, Mr. McNabb is also a director of
                                                       Vintage Petroleum, Inc.

                                                 CLASS II DIRECTORS
                                                (TERMS EXPIRING 1997)

  Stephen Berger (2)             1993          57      General partner of Odyssey Partners, L.P., an investment
                                                       partnership, since July 1993. From July 1990 to July 1993, he was employed by GE Capital Corporation, a corporate finance corporation, most recently as Executive Vice President. Mr.
                                                       Berger is also a director of Forstmann & Company, Inc.,
                                                       Scotsman Holdings, Inc. and The Scotsman Group, Inc.

  Jonathan S. Linker (2)         1996          48      He has served as Managing Director of First Reserve
                                                       Corporation, an investment firm, since November 1996.
                                                       President of IDC Energy, an oil and gas production and
                                                       investment company, since January 1987. He is also Vice
                                                       President of Sunset Production Corporation, an oil and gas
                                                       company, since January 1992.

  William E. Macaulay            1995          51      President and Chief Executive Officer of First Reserve
                                                       Corporation, an investment firm, since 1983. Mr. Macaulay is also a director of Maverick Tube Corporation, Weatherford
                                                       Enterra, Inc., National-Oilwell, Inc. and TransMontaigne Oil
                                                       Company.

                              YEAR FIRST
                              SERVED AS
                             DIRECTOR OF                             BUSINESS EXPERIENCE
            NAME             THE COMPANY       AGE                 DURING PAST FIVE YEARS
            ----             -----------       ---                 ----------------------
                                                   CLASS III DIRECTORS
                                                  (TERMS EXPIRING 1999)
  Floyd C. Wilson                1987          50      Chairman of the Board, President and Chief Executive Officer
                                                       of the Company since its inception in 1987. He started in the energy business in Houston in 1970 as a completion engineer.
                                                       He moved to Wichita in 1976 to start an oil and gas operating company, one of several successful energy ventures which
                                                       preceded the 1987 formation of the Company. Mr. Wilson is a member of the Board of Directors of the Kansas Independent Oil
                                                       and Gas Association.

  W. Mark Womble                 1995          46      Chief Financial Officer and Vice President of the Company
                                                       since October 1, 1993 and a director since 1995. Executive
                                                       Vice President of the Company since May 18, 1995. Prior to joining the Company, Mr. Womble worked as a Financial
                                                       Consultant in the Dallas office of Merrill Lynch & Co. from
                                                       October 1991 to October 1993. Prior to October 1991, Mr.
                                                       Womble was employed by a large independent oil and gas company for ten years, the last three years of which he served as Vice
                                                       President and Treasurer.

  Jay W. Decker                  1995          45      Executive Vice President of the Company since September 8,
                                                       1995. Prior to joining the Company, he served as President and
                                                       Chief Executive Officer of Consolidated Oil & Gas, Inc., from
                                                       1991 until it was merged into the Company in September 1995.
                                                       Mr. Decker is also a director of FX Energy, Inc. and Patina
                                                       Oil & Gas Corporation.

---------------------
(1)      Member of Compensation Committee
(2)      Member of Audit Committee

BOARD MEETINGS AND COMMITTEES

         The directors hold regular quarterly meetings, in addition to the meeting held on the date of the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. During the fiscal year ended December 31, 1996, the Board held six (6) meetings. All directors of the Company attended every meeting of the Board and the committees on which they served for the fiscal year ended December 31, 1996.

         The Board has an Audit Committee consisting of Mr. Berger and Mr. Linker. The Audit Committee held one (1) meeting during fiscal year ended December 31, 1996. The Audit Committee's functions include recommending the appointment of the Company's independent auditors and reviewing with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, and the Company's internal audit functions.

         The Board also has a Compensation Committee consisting of Mr. Andreini, Mr. Elkouri and Mr. McNabb. The Compensation Committee held two (2) meetings during fiscal year ended December 31, 1996. The

Compensation Committee reviews and recommends to the Board the compensation and promotion of officers of the Company, the terms of any proposed employee benefit arrangements and the making of awards under such arrangements.

         The Company has no nominating committee or any committee performing similar functions.

PROPOSAL I - ELECTION OF DIRECTORS

         Two directors are to be elected at the Annual Meeting. Jonathan S. Linker and William E. Macaulay have been designated by the Board as the nominees for election as Class II directors, for a term expiring at the annual meeting of stockholders in 2000 and until their successors have been duly elected and qualified. Mr. Linker and Mr. Macaulay are serving as Class II directors as of the date hereof.

         A director shall be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, abstentions and "broker non- votes" would not have the same legal effect as a vote against a particular director. Stockholders may not cumulate their votes in the election of directors.

         Unless otherwise instructed, properly executed proxies which are returned in a timely manner will be voted for election of Mr. Linker and Mr. Macaulay as Class II directors. Each of the nominees has indicated a willingness to serve as a director, but if any of them should decline or be unable to serve as a director, the person named in the proxy will vote for the election of another person recommended by the Board.

         The Board of Directors recommends you vote FOR the election of Jonathan S. Linker and William E. Macaulay as Class II directors to the Board of Directors.

EXECUTIVE OFFICERS

         Set forth below is certain information regarding the executive officers of the Company.

                             YEAR FIRST
                             SERVED AS
                              OFFICER
                               OF THE                                       BUSINESS EXPERIENCE
           NAME               COMPANY         AGE                          DURING PAST FIVE YEARS
           ----               -------         ---                          ----------------------
 Floyd C. Wilson                1987          50      Chairman of the Board, President and Chief Executive Officer
                                                      of the Company since its inception in 1987. He started in the energy business in Houston in 1970 as a completion engineer.
                                                      He moved to Wichita in 1976 to start an oil and gas operating company, one of several successful energy ventures which
                                                      preceded the 1987 formation of the Company. Mr. Wilson is a past member of the Board of Directors of the Kansas
                                                      Independent Oil and Gas Association.

                             YEAR FIRST
                             SERVED AS
                              OFFICER
                               OF THE                                       BUSINESS EXPERIENCE
           NAME               COMPANY         AGE                          DURING PAST FIVE YEARS
           ----               -------         ---                          ----------------------
 W. Mark Womble                 1993          46      Chief Financial Officer and Vice President of the Company
                                                      since October 1, 1993 and a director since 1995. Executive
                                                      Vice President of the Company since May 18, 1995. Mr. Womble worked as a Financial Consultant in the Dallas office of
                                                      Merrill Lynch & Co., a stock brokerage firm, from October 1991 to October 1993. Prior to October 1991, Mr. Womble was
                                                      employed by a large independent oil and gas company for ten years, the last three years of which he served as Vice
                                                      President and Treasurer.

 Jay W. Decker                  1995          45      Executive Vice President of the Company since September 1995.
                                                      Prior to joining the Company, he served as President and Chief
                                                      Executive Officer of Consolidated Oil & Gas, Inc. from 1991 until it was merged into the Company in September 1995.

 Randall K. Click               1996          44      Vice President of Land of the Company since August 1996 and was Manager of Land from June 1994 to August 1996. Prior to joining the Company, he was acting Director of Acquisitions and Divestitures for Atlantic Richfield Company from September
                                                      1993 until June 1994 and served as Senior Landman from April
                                                      1991 until September 1993.

 Dallas W. Dobbs                1993          39      Vice President of Marketing of the Company since May 1996.
                                                      Controller of the Company from June 1993 to May 1996 and
                                                      Manager of Information Systems from October 1991 to June 1993.

 Jimmy W. Gowens                1993          48      Vice President of Exploration of the Company since August
                                                      1993, and from April 1987 to August 1993 was Manager of
                                                      Exploration of the Company.

 Earl W. Ringeisen              1993          62      Vice President of Operations of the Company since August 1993 and from April 1987 to August 1993 was Production
                                                      Superintendent and Completion Engineer of the Company.

 Shane M. Bayless               1996          30      Controller of the Company since May 1996 and Manager of
                                                      Accounting from August 1993 to May 1996. Prior to joining the
                                                      Company, he was a Senior Auditor with Ernst & Young LLP from
                                                      January 1990 to August 1993.

EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth compensation information with respect to Floyd C. Wilson (President and Chief Executive Officer of the Company), W. Mark Womble (Executive Vice President and Chief Financial Officer of the Company), Jay W. Decker (Executive Vice President of the Company), Dallas W. Dobbs (Vice President of Marketing of the Company) and Randall K. Click (Vice President of Land of the Company) (collectively, the "Named Executive Officers"), who were serving as the chief executive officer and the other four most highly compensated executive officers of the Company at December 31, 1996.

                                                SUMMARY COMPENSATION TABLE

                                                                                         Long-term
                                                                                        Compensation
                                                                                        ------------
                                                                                         Number of
                                                            Annual Compensation          Securities
  Name and Principal                                       ----------------------        Underlying        All Other
      Position                                   Year       Salary        Bonus           Options        Compensation(1)
      ---------                                  ----      --------      --------        ----------      ---------------
 Floyd C. Wilson. . . . . . . . . . . . .        1996      $325,000      $113,542         #250,000          $9,500
  Chairman of the Board, President               1995      $275,000      $ 13,542         #250,000          $9,240
  and Chief Executive Officer                    1994      $250,000      $ 10,417            --             $9,240

 W. Mark Womble . . . . . . . . . . . . .        1996      $150,000       $56,250         #105,000          $9,500
  Chief Financial Officer and Executive          1995      $127,500       $63,750         # 80,000          $7,800
  Vice President                                 1994      $100,000       $ 4,167         # 30,000          $8,750

 Jay W. Decker  . . . . . . . . . . . . .        1996      $160,000       $11,250         #250,000          $9,500
  Executive Vice President                       1995      $ 39,395           --          #125,000            --

 Randall K. Click . . . . . . . . . . . .        1996       $87,500       $37,146          #32,500          $8,750
  Vice President of Land                         1995       $79,167       $18,646          #30,000          $7,917
                                                 1994       $40,096       $ 1,562          #10,000            --

 Dallas W. Dobbs  . . . . . . . . . . . .        1996       $90,000       $18,750          #30,000          $9,000
  Vice President of Marketing                    1995       $80,000       $13,333          #30,000          $8,000
                                                 1994       $70,000       $ 2,917          #15,000          $5,863

-------------------------------
(1)      401(k) Company matching contributions

         The Company entered into an employment agreement with Mr. Wilson ("Wilson Agreement") in September of 1995 and such agreement expires in August 2000. Pursuant to the provisions of the Wilson Agreement, the Company will pay Mr. Wilson an annual salary of $325,000, and he is also entitled to receive a bonus and other benefits each year in amounts as determined by the Board. Pursuant to the provisions of the Wilson Agreement, Mr. Wilson received an option to purchase 150,000 shares of Company Common Stock on September 7, 1995. The Wilson Agreement also contains certain non- compete and non-disclosure provisions. If the Company terminates Mr. Wilson for Cause, he will be paid his salary through the month of his termination. If the Company terminates Mr. Wilson without Cause, Mr. Wilson is entitled to receive an amount equal to three (3) times his annual compensation unless such termination occurs within the first two (2) years of the employment period, wherein Mr. Wilson is entitled to five (5) times his annual compensation.

         The Company also entered into an employment agreement with Mr. Decker ("Decker Agreement") in September 1995 which expires in September 1998. Under such agreement, the Company will pay Mr. Decker an annual salary of not less than $160,000, and he is also entitled to receive a bonus and other benefits each year in amounts as determined by the Board. Pursuant to the provisions of the Decker Agreement, Mr. Decker received an option to purchase 125,000 shares of Company stock on September 8, 1995 and an option to purchase 125,000 shares of Company stock on September 8, 1996. Approval of the option granted to Mr. Decker on September 8, 1996 is Proposal IV to be considered at the Annual Meeting. If the Company terminates Mr. Decker for Cause, he will be paid his salary through the month of his termination. If the Company terminates Mr. Decker without Cause, Mr. Decker is entitled to the amount of his entire salary for the remaining term of his employment under the Decker Agreement. The Decker Agreement also contains certain non-compete and non-disclosure provisions.

         The Company entered into an employment agreement with Mr. Womble (the "Womble Agreement") in December 1996 which expires in September 1999. Under such agreement, the Company will pay Mr. Womble an annual salary of $150,000, and he is also entitled to receive a bonus and other benefits each year in amounts as determined by the Company. If the Company terminates Mr. Womble with Cause, the Company shall pay Mr. Womble the amount of his compensation previously earned but not yet paid. If the Company terminates

Mr. Womble without Cause or if Mr. Womble terminates his employment for Good Reason if a Change of Control has occurred, the Company shall pay him an amount equal to three times his base compensation which shall not be less than $175,000 plus the amount which the Company contributed to his 401(k) account during the last year. The Womble Agreement also contains certain non-compete and non-disclosure provisions.

         For purposes of the Wilson Agreement, the Decker Agreement and the Womble Agreement, "Cause" is defined as (i) the inability of the employee, through sickness or other incapacity, to perform his duties under the employment agreement for a period of six months; (ii) dishonesty, theft, or conviction of a crime involving moral turpitude, in each case only if it could reasonably affect his ability to perform assigned duties for the Company or cause a material adverse effect on the Company; (iii) commission of a material act of fraud against the Company or its subsidiaries; or (iv) failure of the employee to observe or perform his material duties and obligations as an employee of the Company or a material breach by the employee of his employment agreement, which failure to perform or breach shall continue for more than thirty days after written notice from the Company. For purposes of the Womble
Agreement: (a) a "Change of Control" shall occur if: (i) 50% or more of the outstanding Common Stock has been acquired by any person or persons, provided such person is not a current stockholder of the Company currently holding 10% or more of the outstanding Common Stock; (ii) a merger or equivalent combination occurs involving the Company after which 50% or more of the voting stock of the surviving corporation is held by persons other than those persons who were stockholders holding 10% or more of the outstanding Common Stock immediately prior to the date of such merger or equivalent combination; or
(iii) there has been a merger or equivalent combination or stock sale involving the Company and after such transaction 50% or more of the members of the Board elected by stockholders are persons who were not directors immediately prior to such transaction; and (b) "Good Reason" means (i) a change in Mr. Womble's duties or in the title or offices held by him or any occurrence which causes him to have his principal place of employment somewhere other than Wichita, Kansas; (ii) a reduction in his compensation or the failure by the Company to continue to provide prompt payment or reimbursement of all reasonable business expenses; (iii) a failure of the Company to waive restrictions that might exist on the exercise of any Company stock options held by Mr. Womble as of date of a Change of Control; or (iv) failure of the Company to obtain the assumption of his employment agreement by any successor to the Company.

OPTION GRANTS TABLE

         The following is information with respect to grants of stock options in fiscal year ended December 31, 1996 to the Named Executive Officers reflected in the Summary Compensation Table. No stock appreciation rights were granted to the Named Executive Officers in fiscal year ended December 31, 1996.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                --------------------------------------------------------------

                                                                                              POTENTIAL REALIZABLE VALUE
                                      NUMBER OF       % OF TOTAL     EXERCISE                   OF ASSUMED ANNUAL RATE
                                     SECURITIES         OPTIONS       OF BASE                 OF STOCK PRICE APPRECIATION
                                     UNDERLYING       GRANTED TO       PRICE                     FOR OPTION TERM (4)
                                       OPTIONS       EMPLOYEES IN      -----    EXPIRATION      ---------------------
 NAME                               (# OF SHARES)     FISCAL 1996     ($/SH)       DATE           5%           10%
 ----                                ------------     -----------     ------       ----        --------      --------
 Floyd C. Wilson. . . . . . .            --               --            --          --            --            --

 W. Mark Womble . . . . . . .          15,000            4.42          $7.69        (1)        $ 28,535      $ 62,784
                                       25,000            7.37          $8.50        (2)        $ 52,568      $115,662

 Jay W. Decker. . . . . . . .         125,000           36.87          $8.34        (3)        $257,891      $567,425

 Randall K. Click . . . . . .           7,500            2.21          $7.69        (1)        $ 14,267      $ 31,392

 Dallas W. Dobbs. . . . . . .           7,500            2.21          $7.69        (1)        $ 14,267      $ 31,392
---------------------

(1) Subject to continued employment, 25% of the shares are vested and exercisable on September 20, 1996, 25% are vested and exercisable on September 20, 1997, 25% are vested and exercisable on September 20, 1998, and 25% are vested and exercisable on September 20, 1999. Options expire thirty-six months after the date they become vested.

(2) Subject to continued employment, 25% of the shares are vested and exercisable on October 24, 1996, 25% are vested and exercisable on October 24, 1997, 25% are vested and exercisable on October 24, 1998, and 25% are vested and exercisable on October 24, 1999. Options expire thirty-six months after the date they become vested.

(3) Subject to continued employment, 25% of the shares are vested and exercisable on September 8, 1996, 25% are vested and exercisable on September 8, 1997, 25% are vested and exercisable on September 8, 1998, and 25% are vested and exercisable on September 8, 1999. Options expire thirty-six months after the date they become vested. The grant of this option is subject to the approval of the stockholders of the Company. See "Proposal III - Approval of Nonstatutory Stock Option Agreement Between the Company and Jay W. Decker".

(4) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates of return prescribed by the Securities and Exchange Commission. These calculations are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operation and financial condition. There can be no assurance that the values reflected in this table will be achieved.

OPTION EXERCISE TABLE

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

         No stock options or stock appreciation rights were exercised by the Named Executive Officers reflected in the Summary Compensation Table in fiscal year ended December 31, 1996. The following table sets forth certain information concerning unexercised options held as of December 31, 1996 by the Named Executive Officers reflected in the Summary Compensation Table.




                                                                                               Value of Unexercised
                                                                         Number of                 In-the-Money
                                                                    Unexercised Options              Options
                                    Shares                          at December 31, 1996      at December 31, 1996(1)
                                  Acquired on       Value       ---------------------------   --------------------------
  Name                             Exercise     Realized ($)    Exercisable   Unexercisable   Exercisable  Unexercisable
  ----                             --------     ------------    -----------   -------------   -----------  -------------
 Floyd C. Wilson . . . . . . .        0             $ 0          125,000        125,000       $183,590       $183,590
 W. Mark Womble  . . . . . . .        0             $ 0           42,500         62,500       $ 62,412       $100,987
 Jay W. Decker . . . . . . . .        0             $ 0           93,750        156,250       $172,969       $284,531
 Randall K. Click. . . . . . .        0             $ 0           14,375         18,125       $ 24,566       $ 33,697
 Dallas W. Dobbs . . . . . . .        0             $ 0           13,125         16,875       $ 20,972       $ 30,103
-------------------

(1) Value based on the closing price listed on NASDAQ on 12/31/96

COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*

         The following chart compares the Company's 35 month cumulative total return since January 1, 1994 with the Standard and Poor's Smallcap 600 Index, and the Standard and Poor's Oil & Gas (Exploration and Production) Index. The stock performance chart shown below is not necessarily indicative of future price performance.


                                   [GRAPH]

         * $100 invested on 01/27/94 in stock or on 12/31/93 in index - including reinvestment of dividends. Fiscal year ending December 31.


                                                        1/94         12/94         12/95         12/96
       Hugoton Energy Corporation                        100           73            73           84
       S&P Smallcap 600                                  100           95           124           150
       S&P Oil & Gas (Exploration & Production)          100           79            93           124







            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors' Compensation Committee establishes and reviews the general levels and policies of compensation for the Company. The Committee meets at least annually to review and to set specific compensation levels for the executive officers. These levels include the amounts paid to executive officers in the form of base salaries and annual cash bonuses along with the issuance of incentive and nonstatutory stock options.

         The Compensation Committee seeks to set overall compensation amounts at levels sufficient to attract and retain key executives and to provide incentives to produce superior results for stockholders of the Company. These levels are set after considering the total cash compensation of executives employed by selected peer group public companies within the oil and gas industry. The Compensation Committee determines the total compensation to be paid to Floyd C. Wilson, W. Mark Womble and Jay W. Decker.

         Base salaries are set at levels determined by various compensation surveys as adjusted by the experience and capability of each individual officer. The 1996 annual salary of Floyd C. Wilson, the Chief Executive Officer of the Company, in the amount of $325,000, was paid pursuant to an employment agreement with the Company which expires in August 2000. The 1996 annual salary of W. Mark Womble, Chief Financial Officer and Executive Vice President of the Company, in the amount of $150,000 was paid pursuant to an employment agreement with the Company which expires in September 1999. The annual salary of Jay W. Decker, an Executive Vice President of the Company, in the amount of $160,000 was paid pursuant to an employment agreement with the Company which expires in September 1998. Cash bonuses for the Chief Executive Officer as well as the other officers of the Company are determined by considering the Company's success in achieving certain operating and financial goals and each officer's contribution to the overall effort by considering the performance of the area managed, the quality of the work performed by the department and the executive's ability to accomplish various assigned tasks.

         Incentive stock options are granted by the Compensation Committee to certain selected recipients pursuant to the Company's 1993 Stock Option Plan ("1993 Plan"), which was adopted in July 1993 and the Company's 1995 Stock Option Plan (the "1995 Plan"), which was adopted in January 1995 and approved by the stockholders in May 1995. Under the 1993 Plan, the Company reserved 600,000 shares for issuance. As of April 17, 1997, there were 648 shares available for future grants under the 1993 Plan. Under the 1995 Plan, the Company reserved 500,000 shares for issuance. As of April 17, 1997, there were 12,250 shares available for future grants under the 1995 Plan. The purpose of the 1993 Plan and the 1995 Plan is to provide a means whereby certain officers and employees may develop a sense of proprietary and personal involvement in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company and its stockholders.


                                        COMPENSATION COMMITTEE

                                           Alan J. Andreini
                                           David S. Elkouri
                                          John T. McNabb, II


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. David S. Elkouri, a member in the law firm of Hinkle, Eberhart & Elkouri, L.L.C. which firm renders legal services to the Company and Mr. John
T. McNabb, II, a principal in Growth Capital Partners, Inc., which renders financial consulting services to the Company are directors of the Company and members of the Company's Compensation Committee. See "Additional Option Agreements-McNabb, Elkouri and Decker Stock Option Agreements" and "Certain Relationships and Related Transactions" for information regarding transactions with such persons.

COMPENSATION OF DIRECTORS

         ANNUAL COMPENSATION OF NONEMPLOYEE DIRECTORS

         Since January 1, 1996, nonemployee directors of the Company each receive an annual fee of $10,000, to be paid in quarterly installments, and are reimbursed for their expenses incurred in attending meetings of the Board.

         Under the Hugoton Energy Corporation Amended and Restated 1993 Nonemployee Directors' Stock Option Plan ("Amended Directors' Stock Option Plan"), approved by the stockholders in May 1996, each nonemployee director is offered an option for 5,000 shares of Common Stock on each January 1. The exercise price of such options shall be equal to the fair market value of the Common Stock on the date of the grant. See "Stock Option Plans -- Nonemployee Directors' Stock Option Plan"

STOCK OPTION PLANS

         1993 STOCK OPTION PLAN

         In July 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Plan") to grant options to key employees. Under the Plan, the Company has reserved 600,000 shares for issuance. The purchase price of the Company's Common Stock issued under each option is equal to the fair market value of the Company's Common Stock on the date such option was granted, except with respect to certain options which were granted to key employees in November 1993 ("Special Options"). The purchase price of the Company's Common Stock issued under each Special Option is $.10 per share. Mr. Wilson entered into an agreement with the Company whereby, upon any exercise of an outstanding option with a $.10 exercise price, he will deliver to the Company the number of shares to which the optionee is entitled pursuant to such exercise and the Company will pay to him the exercise price paid for such shares by the optionee. This agreement does not pertain to any future options granted under the 1993 Plan. Options with respect to 150,000 shares were granted to key employees during 1996 under the 1993 Plan. As of April 17, 1997, there were 648 shares available for future grant under the 1993 Plan.

         1995 STOCK OPTION PLAN

         In January 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") to grant options to key employees, and such plan was approved by the stockholders in May 1995. Under the 1995 Plan, the Company has reserved 500,000 shares for issuance. The purchase price of the Company's Common Stock issued under each option is equal to the fair market value of the Company's Common Stock on the date such option was granted. Options with respect to 64,000 shares were granted to key employee during 1996 under the 1995 Plan. As of April 17, 1997, there were 12,250 shares available for future grant under the 1995 Plan.

PROPOSAL II - APPROVAL OF HUGOTON ENERGY CORPORATION AMENDED AND RESTATED 1995 STOCK OPTION PLAN

         The Board voted to amend and restate the 1995 Plan at its meeting on April 17, 1997, subject to the approval of the stockholders of the Company. A summary of the essential features of the Hugoton Energy Corporation Amended and Restated 1995 Stock Option Plan ("Amended 1995 Plan") is provided below, but is qualified in its entirety by reference to the full text of such plan which was filed with this proxy statement with the Securities and Exchange Commission. Such text is not included in the printed version of this Proxy Statement.

         The essential features of the Amended 1995 Plan are identical to the features of the 1995 Plan except that options to purchase 1,000,000 shares of Common Stock may be issued under the Amended 1995 Plan, rather than 500,000 shares as provided in the original 1995 Plan.

         The Amended 1995 Plan is administered by the Compensation Committee of the Board. The Compensation Committee has the authority to select the employees of the Company who will receive options and to establish the number of shares which may be issued under each option; provided, however, that the maximum number of shares that may be subject to options granted under the Amended 1995 Plan to an individual optionee during any calendar year may not exceed 250,000 (subject to adjustment in the event of a recapitalization, subdivision, consolidation, payment of a stock dividend or other corporate action affecting the number of shares outstanding).

         The Amended 1995 Plan provides for two types of options: (a) incentive stock options and (b) nonqualified stock options. The terms and conditions of the option agreements to be executed pursuant to the Amended 1995 Plan shall contain such terms and conditions as may be approved by the Compensation Committee and such option agreements need not be identical. Such option agreements may provide for the surrender of the right to purchase shares under the option in return for a payment in cash or shares of stock of the Company or a combination of cash and shares of stock of the Company equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("SAR"). Each option and all rights granted under the Amended 1995 Plan shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

         Options under the Amended 1995 Plan may only be granted to individuals who are employees of the Company or any parent or subsidiary of the Company at the time the option is granted; however, members of the Compensation Committee are not eligible to be granted options. As of February 28, 1997, there were approximately 116 employees of the Company.

         The aggregate number of shares which may be issued under options granted under the Amended 1995 Plan shall not exceed 1,000,000 shares of stock of the Company (subject to adjustment in the event of a recapitalization, subdivision, consolidation, payment of a stock dividend or other corporate action affecting the number of shares outstanding). Such shares may consist of authorized but unissued shares of stock of the Company or previously issued shares of the Company reacquired by the Company. If any options or SARs granted under the Amended 1995 Plan are forfeited, or if options or SARs terminate for any other reason prior to exercise, then the underlying shares of Common Stock again become available for awards.

         The purchase price of stock of the Company issued under each option shall be equal to the fair market value of the stock of the Company subject to the option on the date the option is granted; however, this limitation shall not apply to incentive stock options for which a greater purchase price is required pursuant to the provisions of the Amended 1995 Plan. Except with respect to options then outstanding, if not sooner terminated under the provisions of the Amended 1995 Plan, such Amended 1995 Plan shall terminate upon and no further options shall be granted after January 30, 2005.

         The shares with respect to which options may be granted are shares of the Company's Common Stock as presently constituted. The Amended 1995 Plan provides that if the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of stock covered by an option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of shares of Stock then covered by such option.

         The Amended 1995 Plan provides that, upon a Corporate Change, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash, adjust the outstanding options as appropriate to reflect such Corporate Change, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Amended 1995 Plan provides that a Corporate Change occurs (a) if the Company is to be dissolved and liquidated, (b) if the Company is not the surviving entity in any merger, consolidation or other reorganization, (c) if the Company sells, leases or exchanges all or substantially all of its assets,
(d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock, or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board.

         The Board may terminate the Amended 1995 Plan with respect to any shares for which options have not theretofore been granted. The Board may amend the Amended 1995 Plan; however, the Board may not make amendments which would materially increase the benefits accruing to participants under the Amended 1995 Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Amended 1995 Plan, change the class of individuals eligible to receive options under the Amended 1995 Plan or extend the term of the Amended 1995 Plan, without the approval of the stockholders of the Company.

         No Federal income tax is imposed upon an optionee upon the grant of the option under the Amended 1995 Plan and the Company is not entitled to a tax deduction by reason of such grant. Upon the exercise of such an option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. Upon the exercise of such an option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any Federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of such stock option, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option are transferred to an optionee subject to certain restrictions, then the taxable income realized by him, unless he elects otherwise, and the Company's tax deduction (assuming any Federal income tax withholding requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by
Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified stock option.

         The following resolution will be presented for a vote of the stockholders at the Annual Meeting:

         "RESOLVED that the adoption by the Board of Directors of the Hugoton Energy Corporation Amended and Restated 1995 Stock Option Plan effective April 17, 1997 is hereby approved, ratified and confirmed."

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE HUGOTON ENERGY CORPORATION AMENDED AND RESTATED 1995 STOCK OPTION PLAN.

         As of April 18, 1997, the closing sales price of the Company's
Common Stock on NASDAQ was $10.125. Upon approval by the stockholders, the Company intends to file a registration statement under the Securities Act of 1933, as amended, with respect to the 500,000 additional shares of the Company's Common Stock underlying the options which may be granted under the Amended
1995 Plan.

         The Amended 1995 Plan shall be approved by the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention would have the same legal effect as a vote against approval of the Amended 1995 Plan.

         NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

         In May 1996, the stockholders approved the Hugoton Energy Corporation 1993 Nonemployee Directors' Stock Option Plan ("Nonemployee Directors' Stock Option Plan"). Under the Nonemployee Directors' Stock Option Plan, the Company has reserved 150,000 shares for issuance. The purchase price of the Company's Common Stock issued under each option is equal to the fair market value of the Company's Common Stock on the date such option was granted. Options with respect to 40,000 shares were granted to nonemployee directors during 1996 under the Nonemployee Directors' Plan. As of April 17, 1997, there were 62,000 shares available for future grant under such Plan.

ADDITIONAL OPTION AGREEMENTS

         MCNABB, ELKOURI AND DECKER STOCK OPTION AGREEMENTS

         During 1993, the Company entered into agreements with Messrs. McNabb and Elkouri pursuant to which the Company has issued options exercisable for 50,000 and 25,000 respectively, of the Company's Common Stock (subject to certain adjustments) at an exercise price of $10.00 per share. Such options were not issued under the 1993 Plan, 1995 Plan or the Nonemployee Directors' Stock Option Plan. Mr. Wilson entered into an agreement with the Company, whereby, upon the exercise of any of such options, he will deliver to the Company the number of shares to which the optionee is entitled pursuant to such exercise, and the Company will forward to him the exercise price paid for such shares by the optionee.

         In September 1995, the Company entered into a Nonstatutory Stock Option Agreement with Jay W. Decker, pursuant to which the Company issued an option exercisable for 125,000 shares of the Company's Common Stock at an exercise price of $8.25 per share. Such agreement was approved by the stockholders in May 1996. Such option was not issued under the 1993 Plan, 1995 Plan or the Nonemployee Directors' Stock Option Plan.


PROPOSAL III - APPROVAL OF NONSTATUTORY STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND JAY W. DECKER

         DECKER STOCK OPTION AGREEMENT

         Pursuant to the provisions of Mr. Decker's employment agreement, on September 8, 1996, the Company entered into a Nonstatutory Stock Option Agreement with Jay W. Decker ("Decker Stock Option Agreement") pursuant to which the Company issued, subject to stockholder approval, an option exercisable for 125,000 shares of the Company's Common Stock (subject to certain adjustments) at an exercise price of $8.34 per share. See "Executive Compensation and Other Matters." A summary of the essential features of the Decker Stock Option Agreement is provided below, but is qualified in its entirety by reference to the full text of such agreement which was filed with this Proxy Statement with the Securities and Exchange Commission. Such text is not included in the printed version of this Proxy Statement.

         Such option was not issued under any of the Company's stock option plans. Such option is exercisable as follows: 25% become vested September 8, 1996, 25% vest twelve months after such date, 25% vest twenty-four months after such date, and 25% vest thirty-six months after such date. The options must be exercised within thirty-six months after the date they become vested or they will expire worthless.

         Options granted under the Decker Stock Option Agreement are not transferable by him except by will or by the laws of descent and distribution, and are exercisable during the lifetime of Mr. Decker only while he remains an employee of the Company and will terminate and cease to be exercisable upon Mr. Decker's termination of employment with the Company, except in the case of certain events including disability.

         The shares underlying the option granted to Mr. Decker under the Decker Stock Option Agreement are shares of the Company's Common Stock as presently constituted. Under the terms of the Decker Stock Option Agreement, if the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by the option granted under such agreement, shall be adjusted so that such option shall thereafter cover the number and class of shares of stock and securities to which Mr. Decker would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, Mr. Decker had been the holder of record of the number of shares of the Company's Common Stock then covered by such option.

         No Federal income tax is imposed upon Mr. Decker upon the grant of the option under the Decker Stock Option Agreement and the Company is not entitled to a tax deduction by reason of such grant. Upon the exercise of Mr. Decker's option, he will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. Upon the exercise of his option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to Mr. Decker assuming any Federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of his stock option, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option are transferred to Mr. Decker subject to certain restrictions, then the taxable income realized by him, unless he elects otherwise, and the Company's tax deduction (assuming any Federal income tax withholding requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified stock option.

         The following resolution will be presented for a vote of the stockholders at the Annual Meeting:

         "RESOLVED that the Nonstatutory Stock Option Agreement between the Company and Jay W. Decker pursuant to which Mr. Decker was issued an option exercisable for 125,000 shares of the Company's Common Stock at an exercise price of $8.34 per share is hereby approved, ratified and confirmed."

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE NONSTATUTORY STOCK OPTION AGREEMENT DATED SEPTEMBER 8, 1996, BETWEEN HUGOTON ENERGY CORPORATION AND JAY W. DECKER

         As of April 18, 1997, the closing sales price of the Company's Common Stock on NASDAQ was $10.125. Upon approval by the stockholders of the Company, the Company intends to file a registration statement under the Securities Act with respect to the 125,000 shares of Company Common Stock underlying the options which may be granted under the Decker Stock Option Agreement.

         The Nonstatutory Stock Option Agreement between the Company and Mr. Decker shall be approved by the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention would have the same legal effect as a vote against approval of the Decker Stock Option Agreement.

SECTION 16 REPORTING

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater than 10% beneficial owners of Common Stock are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it and written representations that no other reports were required, during or for the year ended December 31, 1996, all persons subject to these reporting requirements filed the required reports on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         SHAREHOLDER AGREEMENT

         As a condition to the September 7, 1995 merger between Consolidated Oil & Gas, Inc. and the Company (the "Merger"), FRSEA, Fund V, AmGO, AmGO II, AmGO III, Comdisco and Jay W. Decker (such parties are hereinafter referred to collectively as "the COG Holders"), Odyssey Partners, L.P. ("Odyssey Partners") and Floyd C. Wilson entered into a certain Agreement of Shareholders. Such Agreement of Shareholders provides that the parties agree, so long as they own their shares or until the Agreement of Shareholders is terminated, to use their best efforts (including voting the shares owned by them and their affiliates, calling special meetings of the stockholders of the Company and executing and delivering written consents) to elect nine members of the Board, consisting of the following:

         (a)     One Class II member designated by FRSEA;

         (b)     One Class II member designated by Fund V;

         (c) One Class III member designated by First Reserve Corporation (provided that such member shall be Jay W. Decker so long as he is an executive officer of the Company);

         (d)     One Class I member designated by Comdisco;

         (e)     Two Class III members designated by Floyd C. Wilson;

         (f)     One Class II member designated by Odyssey Partners; and

         (g) Two members designated by a vote of a majority of the stockholders of the Company (both of which shall be members of Class I) and the parties to the Agreement of Shareholders agreed that such initial directors shall be John T. McNabb, II and David S. Elkouri, both of whom were directors of the Company prior to the Merger and previously elected by the stockholders of the Company.

         The Agreement of Shareholders further provides that the party designating a director may remove such director and designate his or her successor. If the director designated by a party resigns, dies, becomes incapacitated or is otherwise unable to serve, the party designating such director may designate his or her successor. All parties shall vote all shares held by them in favor of the election or removal of the persons so designated. Action taken by any of the parties in designating or removing directors shall be in writing executed by the party entitled to take such action and promptly delivered by to the other parties and to the Company.

         Each party's right to designate a director shall terminate if such party's ownership of the Company's Common Stock is below 5% of the outstanding Company Common Stock, except for First Reserve Corporation (whose stock ownership for the purpose of such provision shall be the aggregate ownership of their managed funds). If Mr. Wilson is not the Chief Executive Officer of the Company and his ownership is less than 10% and more than 5% of the outstanding Company Common Stock, Mr. Wilson's right to designate directors shall be reduced from two to one.

         If a party to the Agreement of Shareholders is no longer eligible to designate a director, or, in the case of John T. McNabb, II or David S. Elkouri, if either is unable to serve, then the Board shall (i) shrink the size of the Board, (ii) leave the vacated seat empty or (iii) appoint a replacement to serve until the next election of directors by stockholders and through its normal nominating procedure, select a nominee to fill the open seat for election by stockholders of the Company at the next annual meeting.

         The Agreement of Shareholders shall terminate and be of no force and effect at the close of business on September 7, 2005; provided that such agreement may also be terminated earlier by the vote of the holders of 100% of the shares of Company Common Stock subject thereto.

         On April 17, 1997, Odyssey Partners sold all of its shares of Company Common Stock. Therefore, pursuant to the provisions of the Agreement of Shareholders, Odyssey Partners' right to designate a director terminated. Pursuant to the provisions of the Agreement of Shareholders, the Board has chosen to shrink the size of the Board to eight members.

         REGISTRATION RIGHTS AGREEMENT

         On September 7, 1995, the Company, Odyssey Partners, CRM Partners L.P., CRM Retirement Partners L.P., CRM Hugoton Partners L.P., A.C. Israel Enterprises, Inc., American Gas & Oil Investors, Limited Partnership, AmGO II, Limited Partnership, AmGO III, Limited Partnership, First Reserve Secured Energy Assets Fund, Limited Partnership, First Reserve Fund V, Limited Partnership, Comdisco, Inc. and Floyd C. Wilson entered into a Registration Rights Agreement. Under such agreement, if the Company files a registration statement, the Company must, with certain exceptions and limitations, offer the other parties to the Registration Rights Agreement ("holders") the opportunity to include their shares in such registration statement. Each of (i) the First Reserve Group,

(ii) Comdisco, (iii) Odyssey Partners and (iv) Floyd C. Wilson, if he is no longer the Chief Executive Officer of the Company, is also granted a separate right to require the Company to use its best efforts to cause the registration and sale in an underwritten public offering of all or a portion of such holder's shares. The Company will bear the expenses of the above registration, other than transfer taxes, fees and expenses of counsel to any holder and fees and commissions of brokers, dealers and underwriters. The Company also agreed to indemnify the holders against certain liabilities and expenses arising out of such registration.

         WILSON WORKING INTERESTS

         Since the formation of the Company and up to the Company's initial public offering, which was completed on February 1, 1994, Mr. Wilson had personally participated in most of the Company's drilling prospects, usually acquiring a 25% working interest in each prospect. Since the date of the initial public offering, Mr. Wilson's participation in drilling prospects has been limited to those prospects located in a field where he previously held an interest. Mr. Wilson has paid his pro rata share of all expenses associated with his interest in each such prospect.

         MCNABB AND ELKOURI BUSINESS RELATIONSHIPS

         The Company retains Growth Capital Partners, Inc. to provide financial consulting services. Mr. McNabb, is an officer, director and stockholder of Growth Capital Partners, Inc. During 1996, the Company paid Growth Capital Partners, Inc. $52,391 for financial consulting services.

         The law firm of Hinkle, Eberhart & Elkouri, L.L.C., of which Mr. David
S. Elkouri, a director of the Company, is a member, renders legal services to the Company. During 1996, the Company paid Hinkle, Eberhart & Elkouri, L.L.C. $134,432 for legal services rendered to the Company.

         LOAN TO MANAGEMENT

         On May 5, 1994, Jimmy W. Gowens, Vice President of Exploration of the Company, executed a Promissory Note in favor of the Company for up to the principal amount of $100,000. Such Promissory Note provides for interest to accrue at the rate of 8% per year on any amounts advanced and that all principal and interest was due and payable on May 5, 1995. Under the terms of such Promissory Note, if Mr. Gowens exercises certain options to purchase stock of the Company, the net proceeds from the sale of any such stock shall be immediately remitted to the Company to the extent necessary to pay any outstanding principal and interest under such Promissory Note. The due date of such Promissory Note has been extended until May 5, 1998. Mr. Gowens borrowed $50,000 from the Company on May 5, 1994, $20,000 on December 14, 1994 and $10,000 on October 5, 1995. As of April 17, 1997, all amounts borrowed by Mr. Gowens under such Promissory Note and the interest accrued on such amounts are outstanding.

         LEASE AGREEMENTS

         During 1996, the Company has entered into several Lease Agreements with Sky King, L.L.C. for the lease of Sky King, L.L.C.'s airplane. Sky King, L.L.C. is a Kansas limited liability company and its members are Floyd C. Wilson, the Company's Chief Executive Officer, President and Chairman of the Board, and Mr. Wilson's wife, Carol E. Wilson. The total amount paid to Sky King, L.L.C. pursuant to such Lease Agreements during fiscal year ended December 31, 1996 was $192,947. The lease rate paid from the Company to Sky King, L.L.C. under such Lease Agreements was at or below the prevailing market lease rate for similar airplanes in Wichita, Kansas.

         Any transactions between the Company and its officers, directors, principal stockholders, affiliates or advisors, including any loans or participations in any of the Company's drilling prospects, are on terms no less favorable to the Company than those reasonably obtainable from third parties and have been approved or ratified by a majority of the Company's independent directors.

PROPOSAL IV - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS

INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP acted as the Company's independent auditors for the year ended December 31, 1996 and has been selected by the Board, upon recommendation of its Audit Committee, to continue to act as the Company's independent auditors in 1997. This selection is being presented to the Stockholders for ratification, although the Board may terminate the appointment of Ernst & Young LLP as the Company's independent auditors without the approval of the stockholders of the Company whenever the Board deems such termination necessary or appropriate. In the event the appointment is not ratified, the Board will consider the appointment of other independent auditors. The Company has been advised that representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders; such representatives will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The following resolution will be presented for a vote of the stockholders at the Annual Meeting:

         "RESOLVED that the appointment of Ernst & Young LLP as the Company's independent auditors be ratified and confirmed."

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

         Ratification of the appointment of Ernst & Young LLP shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention would have the same legal effect as a vote against this proposal.

STOCKHOLDERS PROPOSALS

         Any proposals by stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 17, 1997, to be considered by the Board for inclusion in the Company's 1998 Proxy Statement and form of proxy relating to that meeting. Stockholder proposals should be submitted to the Secretary at the offices of the Company in Wichita, Kansas.

OTHER MATTERS

         Management knows of no other business which will be presented to the meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

                                        By Order of the Board of Directors,




                                        /s/ FLOYD C. WILSON

                                        FLOYD C. WILSON
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer
April 30, 1997

                                  APPENDIX A

                                 FORM OF PROXY



                          HUGOTON ENERGY CORPORATION

                         PROXY/VOTING INSTRUCTION CARD

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 15, 1997

        The undersigned hereby appoints Floyd C. Wilson and W. Mark Womble, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote as designated herein all the shares of Common Stock of Hugoton Energy Corporation represented hereby and held of record by the undersigned on April 4, 1997, at the Annual Meeting of Stockholders to be held at the NationsBank Financial Center Auditorium, lower level, 100 N. Broadway, Wichita, Kansas 67202 on Thursday, May 15, 1997, at 2:00 p.m., local time, or at any adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1,"FOR" APPROVAL OF THE HUGOTON ENERGY CORPORATION AMENDED AND RESTATED 1995 STOCK OPTION PLAN IN PROPOSAL 2, "FOR" APPROVAL OF THE JAY W. DECKER NONSTATUTORY STOCK OPTION AGREEMENT IN PROPOSAL 3, "FOR" RATIFICATION OF INDEPENDENT AUDITORS IN PROPOSAL 4, AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES AS TO OTHER MATTERS.

         YOUR VOTE IS IMPORTANT.  PLEASE SIGN AND DATE ON THE REVERSE
                             AND PROMPTLY RETURN.



--------------------------------------------------------------------------------



                Directors recommend a vote "FOR" the following:



          FOR   WITHHELD                 Director Nominee(s) in Class II are:                         FOR        AGAINST     ABSTAIN
                                         Jonathan S. Linker
1.   Election of                         William E. Macaulay       2.  FOR approval of the Hugoton
     Directors                                                         Energy Corporation Amended
                                                                       and Restated 1995 Stock
                                                                       Option Plan.

FOR all nominees listed except vote withheld for                   3.  FOR approval of the Jay W.
the following nominee(s):                                              Decker Nonstatutory Stock
                                                                       Option Agreement.
-----------------------------------------
                                                                   4.  FOR ratification of Ernst &
                                                                       Young LLP as Independent Auditors.

                                                                   5.  In their discretion, the proxies are authorized to vote upon such  other matters as may properly come before the meeting.

                                                                   PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU
                                                                   PLAN TO ATTEND THE  MEETING.



SIGNATURE(S):                                       DATE:
             ---------------------------------------     -----------------------
Note: If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. Joint owners should each sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles.

                                   APPENDIX B

                           HUGOTON ENERGY CORPORATION

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN


         On January 31, 1995, the HUGOTON ENERGY CORPORATION 1995 STOCK OPTION PLAN (the "ORIGINAL PLAN") was adopted. Effective April 17, 1997, the Original Plan is amended and restated in its entirety.

                              I.  PURPOSE OF PLAN

         The HUGOTON ENERGY CORPORATION 1995 STOCK OPTION PLAN (the "PLAN") is intended to provide a means whereby certain employees of HUGOTON ENERGY CORPORATION, a Kansas corporation (the "COMPANY"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees ("OPTIONEES") the option ("OPTION") to purchase shares of the common stock of the Company ("STOCK"), as hereinafter set forth. Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code, as amended (the "CODE"), ("INCENTIVE STOCK OPTIONS") or options which do not constitute Incentive Stock Options.

                              II.  ADMINISTRATION

         The Plan shall be administered by the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("RULE 16B-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 ACT"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option; provided, however, that, notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed 250,000 (subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

                             II.  OPTION AGREEMENTS

         (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("OPTION AGREEMENT") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("STOCK APPRECIATION RIGHTS"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that with respect to Stock Appreciation Rights granted to employees who are subject to Section 16 of the 1934 Act, except as provided in Subparagraph VII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price.

         (b) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the reported high and low sales price of the Stock (i) reported by the National Market System or NASDAQ on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (c) Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

                          IV.  ELIGIBILITY OF OPTIONEE

         Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted; provided, however, that members of the Committee shall not be eligible to be granted Options. Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, within the meaning of section 422(b) of the Code, unless (i) at the time such Option is granted the option price is 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

                           V.  SHARES SUBJECT TO PLAN

         The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 1,000,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

                               VI.  OPTION PRICE

         The purchase price of Stock issued under each Option shall be equal to the fair market value of Stock subject to the Option on the date the Option is granted; provided, however, that this limitation shall not apply to Incentive Stock Options for which a greater purchase price is required pursuant to Paragraph IV hereof.

                               VII.  TERM OF PLAN

         The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after March 31, 2007.

                   VIII.  RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges substantially all of its assets to any other person or entity (other than a wholly- owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or
(v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee:
(1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require that mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

         (d) For the purposes of clause (2) in Subparagraph (c) above, the "CHANGE OF CONTROL VALUE" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         (e) Any adjustment provided for in Subparagraph (b) or (c) above shall be subject to any required stockholder action.

         (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason therefor shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                   IX.  AMENDMENT OR TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder); and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

                              X.  SECURITIES LAWS

         (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

         (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

                                   APPENDIX C

                                 JAY W. DECKER

                      NONSTATUTORY STOCK OPTION AGREEMENT


         This Nonstatutory Stock Option Agreement (the "AGREEMENT") is made and entered into on this 8th day of September, 1996, by and between HUGOTON ENERGY CORPORATION, a Kansas corporation (THE "COMPANY"), and JAY W. DECKER ("EMPLOYEE").

         In consideration of the mutual agreements and other matters set forth herein, the Company and Employee hereby agree as follows:

         1. GRANT OR OPTION. The Company hereby irrevocably grants to Employee the right and option ("OPTION") to purchase all or any part of an aggregate of 125,000 shares of common stock of the Company ("STOCK"), on the terms and conditions set forth herein. Exercise of this Option is subject to, and contingent upon, approval of this Agreement by the stockholders of the Company on or before twelve (12) months after the date this Agreement is approved by the Board of Directors of the Company (the "BOARD"). This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "CODE").

         2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $8.34 per share, which has been determined to be the fair market value of the Stock at the date of grant of this Option.

         3.      VESTING AND EXERCISE OF OPTION.   The Option granted hereunder
shall vest as follows:

         (a) the option to purchase 25% of the shares covered herein shall vest immediately;
         (b) the option to purchase 25% of the shares covered herein shall vest twelve (12) months after the date of this Agreement;
         (c) the option to purchase 25% of the shares covered herein shall vest twenty-four (24) months after the date of this Agreement; and
         (d) the option to purchase 25% of the shares covered herein shall vest thirty-six (36) months after the date of this Agreement.

         Subject to the earlier expiration of this Option as herein provided, this Option may be exercised by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer. The options granted hereunder must be exercised within thirty-six (36) months after the date they become vested or they will expire worthless.

         This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution, and may be exercised only by Employee during Employee's lifetime. This option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except that:


                 (a) If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(c)(3) of the Code), this Option may be exercised in full (whether or not the option is fully vested) by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one (1) year following such termination.

                 (b) If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option in full (whether or not the option is fully vested) at any time during the period of one (1) year following the date of Employee's death.

                 (c) If Employee's employment with the Company terminates for any reason other than as described in (a) or (b) above, unless Employee voluntarily terminates without the written consent of the Company or is terminated for cause, this Option may be exercised by Employee at any time during the period of three (3) months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one
         (1) year following Employee's death if Employee dies during such three-month period, but in each case only to the extent the Option was vested and only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates. For purposes of this Agreement, "CAUSE" shall mean the inability of Employee, through sickness or other incapacity, to perform his duties under his employment agreement for a period of six (6) months, dishonesty, theft, conviction of a crime involving moral turpitude or commission of a material act of fraud against the Company or its subsidiaries, failure of Employee to observe or perform his material duties and obligations as an employee of the Company or a material breach of his employment agreement.

          The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), or (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) a combination of cash and Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof, rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4.      RECAPITALIZATION.

         (a) The shares with respect to which this Option is granted are shares of Stock as presently constituted but if, and whenever, prior to the expiration of this Option, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which this Option may thereafter be exercised (a) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced and (b) in the event of a reduction in the number of outstanding shares shall be proportionately reduced and the purchase price per share shall be proportionately increased. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise hereunder, Employee shall be entitled to purchase, in lieu of the number of shares of Stock as to which this Option shall be exercisable, the number and class of shares of stock and securities to which he would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, he had been the holder of record of the number of shares of Stock as to which this Option is then exercisable.

         The existence of the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by this Option shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which Employee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, Employee had been the holder of record of the number of shares of Stock then covered by this Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (a) ten (10) days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in clause (iv) the Board, acting in its sole discretion without the consent or approval of Employee, shall act to effect one or more of the following alternatives, which may vary: (1) accelerate the time at which this Option may be exercised so that this Option may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all unexercised portions of this Option and all rights of Employee thereunder shall terminate, (2) require that mandatory surrender to the Company by Employee of this Option (irrespective of whether this Option is then exercisable) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel this Option and the Company shall pay to Employee an amount of cash per share equal to the excess, if any, of the amount calculated in subparagraph (d) below (the "Change of Control Value") of the shares subject to this Option over the exercise price(s) under this Option for such shares, (3) make such adjustments to this Option as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to this Option) or (4) provide that the number and class of shares of Stock covered by this Option shall be adjusted so that this Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which Employee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution Employee had been the holder of record of the number of shares of Stock then covered by this Option.

         (c) For the purposes of clause (2) in subparagraph (b) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which this Option, if being surrendered are exercisable, as determined by the Board as of the date determined by the Board to be the date of cancellation and surrender of this Option. In the event that the consideration offered to stockholders of the Company in any transaction described in this subparagraph (c) or subparagraph (b) above consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         (d) Any adjustment provided for in subparagraph (a) or (b) above shall be subject to any required stockholder action.

         (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason therefor shall be made with respect to, the number of shares of Stock subject to this Option or the purchase price per share.

         5. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

         6. STATUS OF STOCK. Following approval of this Agreement by the stockholders of the Company, the Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act") the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, and (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         7. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Board and its determination shall be final.

         8. PLAN. This Agreement is intended to constitute an employee benefit plan within the meaning of Rule 405 of the Act.

         9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

                                        HUGOTON ENERGY CORPORATION
                                        By:
                                           -------------------------------------
                                        Name:  W. Mark Womble
                                             -----------------------------------
                                        Title: Executive Vice President and CFO
                                              ----------------------------------



                                        ----------------------------------------
                                                JAY W. DECKER
                                                 "EMPLOYEE"